UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 7, 2023

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriated box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

ITEM 2.04    TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information in Item 8.01 is hereby incorporated by reference.

ITEM 8.01    OTHER EVENTS.

On July 7, 2023, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release to provide an update on the six KEYS loan pools, which had an initial maturity date in June 2023. The KEYS pool loans were entered into on June 13, 2018, each of which had a two-year initial term that matured in June 2020 and five one-year extension options. In order to qualify for a one-year extension in June of 2023, each KEYS loan pool was required to achieve a certain debt yield test. The press release provided that none of the KEYS loan pools achieved the required debt yield test, but the Company nevertheless had the right to pay down the loans by the amount required to comply with the required tests.

Accordingly, the Company announced that it has decided to extend its KEYS Pool C loan – secured by five hotels with a pay down of approximately $62 million, its KEYS Pool D loan – secured by five hotels with a pay down of approximately $26 million, and its KEYS Pool E loan – secured by five hotels with a pay down of approximately $41 million (such hotels, collectively, the “Extended KEYS Hotels”). However, in the interest of protecting stockholder value and liquidity, the Company has elected not to make the required paydowns to extend its KEYS Pool A loan, KEYS Pool B loan or KEYS Pool F loan (the hotels secured by such KEYS Pool loans, together with the Extended KEYS Hotels, the “KEYS Hotels”), thereby defaulting on such loans. The Company is currently in discussions with its lenders on these loan pools seeking modifications to the extension tests; however, it appears that the most likely outcome will be a consensual transfer of these hotels to the respective lenders.

The KEYS Hotels are listed on Exhibit A. Further information regarding the KEYS Pool A loan, the KEYS Pool B loan and the KEYS Pool F loan is below:

KEYS Pool A Loan

KEYS Pool A was secured by seven hotel properties, as specified on Exhibit A, in the original principal amount of $180,720,000 with an original interest rate of LIBOR + 3.65%. In the transition from LIBOR to SOFR, the interest rate was subsequently converted to SOFR + 3.70%.

KEYS Pool B Loan

KEYS Pool B was secured by seven hotel properties, as specified on Exhibit A, in the original principal amount of $174,400,00 with an original interest rate of LIBOR + 3.39%. In the transition from LIBOR to SOFR, the interest rate was subsequently converted to SOFR + 3.44%.

KEYS Pool F Loan

KEYS Pool F was secured by five hotel properties, as specified on Exhibit A, in the original payment amount of $215,120,000 with an original interest rate of LIBOR + 3.70%. In the transition from LIBOR to SOFR, the interest rate was subsequently converted to SOFR + 3.73%.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits
Exhibit Number        Description

99.1    Press Release of the Company, dated July 7, 2023
104    Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

EXHIBIT A
KEYS Hotels

KEYS A Loan Pool Hotels:
Courtyard Columbus Tipton Lakes – Columbus, IN
Courtyard Old Town – Scottsdale, AZ
Residence Inn Hughes Center – Las Vegas, NV
Residence Inn Phoenix Airport – Phoenix, AZ
Residence Inn San Jose Newark – Newark, CA
SpringHill Suites Manhattan Beach – Hawthorne, CA
SpringHill Suites Plymouth Meeting – Plymouth Meeting, PA

KEYS B Loan Pool Hotels:
Courtyard Basking Ridge – Basking Ridge, NJ
Courtyard Newark Silicon Valley – Newark, CA
Courtyard Oakland Airport – Oakland, CA
Courtyard Plano Legacy Park – Plano, TX
Residence Inn Plano – Plano, TX
SpringHill Suites BWI Airport – Baltimore, MD
TownePlace Suites Manhattan Beach – Hawthorne, CA

KEYS C Loan Pool Hotels:
Hyatt Coral Gables – Coral Gables, FL
Hilton Ft. Worth – Fort Worth, TX
Hilton Minneapolis Airport – Bloomington, MN
Sheraton San Diego – San Diego, CA
Sheraton Bucks County, PA – Langhorne, PA

KEYS D Loan Pool D Hotels:
Marriott Beverly Hills – Los Angeles, CA
One Ocean Resort – Atlantic Beach, FL
Marriott Suites Dallas – Dallas, TX
Hilton Santa Fe – Santa Fe, NM
Embassy Suites Dulles – Herndon, VA

KEYS E Loan Pool E Hotels:
Marriott Fremont – Fremont, CA
Embassy Suites Philadelphia – Philadelphia, PA
Marriott Memphis – Memphis, TN
Sheraton Anchorage – Anchorage, AK
Lakeway Resort Austin – Lakeway, TX

KEYS F Loan Pool Hotels:
Embassy Suites Flagstaff – Flagstaff, AZ
Embassy Suites Walnut Creek – Walnut Creek, CA
Marriott Bridgewater – Bridgewater, NJ
Marriott Research Triangle Park – Durham, NC
W Atlanta Downtown – Atlanta, GA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD HOSPITALITY TRUST, INC.

Dated: July 7, 2023	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary